UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2013 (August 14, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 14, 2013, Magellan Petroleum Corporation (the "Company") held a Special Meeting of Stockholders (the "Special Meeting") in Denver, Colorado. At the Special Meeting, the proposals set forth below were submitted to a vote of the Company's stockholders. Proposal 1, which related to approval of the full voting and conversion rights of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), was voted upon by holders of shares of the Company's Common Stock (the "Common Stock"). Proposal 2 was voted upon by holders of shares of Common Stock and Series A Preferred Stock. Both proposals were approved by the requisite vote of the Company's stockholders. The final voting results are as follows:

Proposal 1	For	Against	Abstain	Broker Non-Votes
Approval of full voting and conversion rights of Series A Preferred Stock issued to One Stone Holdings II LP	19,619,256	1,146,302	328,420	17,609,096

Proposal 2	For	Against	Abstain	Broker Non-Votes
Ratification of approval by Board of Directors of by-law amendment to allow for participation in stockholder meetings by means of remote communication	55,913,993	1,757,106	271,709	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

August 19, 2013